UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): [ October 28, 2009 ]
Artfest International, Inc.
(Exact Name of registrant as specified in charter)

Nevada	000-49676	30-0177020
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Artfest Expo Center
13342 Midway Road, suite 250
Dallas, TX 75244
(Address of Principal Executive Offices, Including Zip Code)

(877) 278-6672
(Registrant's Telephone Number, Including Area Code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS:

On March 31, 2010, Artfest International, Inc.. (the "Company") entered into an Sell/Purchase Agreement with Barry Wicker whereby Barry Wicker agreed to sell  a sculpture attributed to Pablo Picasso.   The value of this art piece at current time is unknown and could be worth between $10Millions and $70Millions and the company will be getting an independent appraisal in the near future.  There are no material relationships, other than in respect of the transaction, between the Company and Barry Wicker.   Payment terms include a cash payment of $2.5 million at closing and $50 millions in Company’s stock warrants ( 50 million shares at $ 1.00 per share warrant) . At closing the Company shall receive the title of the sculpture.

A copy of the Sell/Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artfest International, Inc.

Date:	May 4, 2010	By: /s/ Edward Vakser
Edward Vasker,
Chief Executive Officer

/s/ Scott Tassan
Scott Tassan
Vice President and Treasurer

ITEM 9.01 EXHIBIT INDEX

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit Index	Description

2.1 99.1	Sell/Purchase Agreement Press release dated